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        MORGAN STANLEY DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES

                    INSTRUMENT ESTABLISHING AND DESIGNATING

                           ADDITIONAL CLASS OF SHARES

WHEREAS, Morgan Stanley Dean Witter Select Dimensions Investment Series (the "Trust") was established by the Declaration of Trust dated June 2, 1994, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate an additional class of shares and to designate a class for the existing shares held prior to May 1, 2000 ("Existing Class") as provided herein.

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated an additional class of shares, to be known as: Class Y (the "Additional Class"), which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Class, except to the extent the MORGAN STANLEY DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES AND MORGAN STANLEY DEAN WITTER VARIABLE INVESTMENT SERIES MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3 attached hereto as EXHIBIT A sets forth differences among each of the Existing Class and the Additional Class; and be it further

RESOLVED, pursuant to Section 6.9(h) of the Declaration, all shares of the Trust held prior to May 1, 2000 are hereby designated as Class X shares of the Trust.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 24th day of February, 2000.

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Michael Bozic, as Trustee
and not individually
c/o Kmart Corporation
3100 West Big Beaver Road
Troy, MI 48084

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Charles A. Fiumefreddo, as Trustee
and not individually
Two World Trade Center
New York, NY 10048

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Edwin J. Garn, as Trustee
and not individually
c/o Huntsman Corporation
500 Huntsman Way
Salt Lake City, UT 84111

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Wayne E. Hedien, as Trustee
and not individually
c/o Mayer Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019
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Manuel H. Johnson, as Trustee
and not individually
c/o Johnson Smick International Inc.
1133 Connecticut Avenue, NW
Washington, D.C. 20036

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Michael E. Nugent, as Trustee
and not individually
c/o Triumph Capital, L.P.
237 Park Avenue
New York, NY 10017

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Philip J. Purcell, as Trustee
and not individually
1585 Broadway
New York, NY 10036

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John L. Schroeder, as Trustee
and not individually
c/o Mayer Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

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STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

    On this 24th day of February, 2000, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                          --------------------------------------
                                             Notary Public

My Commission Expires: